CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 2953747

The Registrar of Companies for England and Wales hereby certifies that

SOUTHLAND VENTURES LIMITED

having by special resolution changed its name, is now incorporated

under the name of

CRAWFORD DAVIS INSURANCE CONSULTANTS LIMITED

Given at Companies House, Cardiff, the 29th November 1994

MRS. L. ...

For the Registrar of Companies

C02953747D

COMPANIES HOUSE

HC006B

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CERTIFICATE OF INCORPORATION
OF A PRIVATE LIMITED COMPANY

Company No. 2953747

The Registrar of Companies for England and Wales hereby certifies that
SOUTHLAND VENTURES LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 28th July 1994

N02953747O

MRS. L. PARRY
For the Registrar of Companies

COMPANIES HOUSE

HC007B